Exhibit 8.1

December 15, 2011

Pioneer Southwest Energy Partners L.P.

5205 N. O’Connor Blvd., Suite 200

Irving, TX 75039

Re: Pioneer Southwest Energy Partners L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of (i) a registration statement on Form S-3 (File No. 333-162566) (the “Universal Shelf Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”), and declared effective by the Commission on November 9, 2009, related to the offering from time to time, of up to $500,000,000 of securities of the Partnership, including common units of the Partnership, and the prospectus contained in the Universal Shelf Registration Statement, and (ii) a registration statement on Form S-3 (File No. 333-178074) (the “Resale Registration Statement”), filed with the Commission pursuant to the Securities Act and declared effective by the Commission on December 12, 2011, relating to the offer and sale by a selling unitholder (the “Selling Unitholder”), from time to time, of up to an aggregate of 20,521,200 common units of the Partnership and the prospectus contained in the Resale Registration Statement (together with the prospectus contained in the Universal Shelf Registration Statement, the “Base Prospectuses”). We have also participated in the preparation of the Prospectus Supplement dated December 13, 2011 (the “Prospectus Supplement” and, together with the Base Prospectuses, the “Prospectus”) relating to the offer and sale of up to an aggregate of 5,060,000 common units (including 2,600,000 common units to be sold by the Partnership and up to 2,460,000 common units to be sold by the Selling Unitholder). In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Tax Consequences” in each Base Prospectus and the Prospectus Supplement.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Prospectus.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinions with respect to those conclusions (i) as of the date of the Prospectus Supplement in respect of the discussion set forth therein under the caption “Material Tax Consequences” and (ii) as of the respective effective date of the Base Prospectuses in respect of the discussion set forth therein under the caption “Material Tax Consequences,” in each case qualified by the limitations contained in the applicable Discussion. In addition, we are of the opinion that the Discussions with respect to those federal income tax matters as to which no legal conclusions are provided are accurate discussions of such matters, provided that we express no opinion with respect to the representations and statements of fact by the Partnership and its general partner included in the Discussions.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into each of the Universal Shelf Registration Statement and the Resale Registration Statement and to the reference to our firm in the Prospectus and the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.